EXHIBIT 10.2
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THE CHILDREN’S PLACE RETAIL STORES, INC.
This Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”), effective as of May 5, 2014 (the “Award Date”), is entered into by and between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and [______________] (the “Awardee”).
WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company;
WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee an award of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to Section 9 and Section 11 of the 2011 Equity Incentive Plan of the Company (the “Plan”), subject to the terms and conditions set forth herein; and
WHEREAS, capitalized terms not otherwise defined herein or in Exhibit A hereto shall have the meanings ascribed thereto in the Plan.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.Award. Subject to the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, the Company shall issue and deliver to the Awardee the number of shares of Common Stock, if any, earned in accordance with Exhibit A (the “Performance Shares”) on or within 10 days following May 5, 2017 (the “Vesting Date”); provided that a determination has been made by the Board or the Committee (i) that the Adjusted EPS performance target set forth in Exhibit A has been achieved and (ii) of the ranking of the Company’s Total Stockholder Return for Fiscal Years 2014-2016 compared to that of its Peer Group as set forth in Exhibit A (collectively, a “Determination”), and provided further that the Awardee is in the employ of the Company or its subsidiaries on the Vesting Date.
2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Awardee and his or her legal representative in respect of any questions arising under the Plan or this Agreement. By signing this Agreement, Awardee acknowledges that he or she has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan (and this Agreement).
3.Termination of Employment Due to Death, Disability or Retirement. In the event that Awardee’s employment with the Company and/or its subsidiaries terminates due to Awardee’s death or Disability prior to a Determination, then the Adjusted EPS performance target in Exhibit A shall be deemed to have been achieved at target and the Company’s relative Total Stockholder Return shall be deemed to have been achieved at the 100% level in Exhibit A, and, therefore, the Target Number of Performance Shares (as set forth in Exhibit A) shall immediately vest and be delivered to the Awardee (or Awardee’s estate, as applicable) within 10 days following the later of the date of such termination of employment or the date of a Determination, provided that if such termination of employment occurs on or prior to the date on which 50% of the Performance Period (as set forth in Exhibit A) has elapsed, only 50% of the Target Number of Performance Shares shall immediately vest and be so delivered. In the event that Awardee’s employment with the Company and/or its subsidiaries terminates due to Awardee’s death, Disability or Retirement after a Determination, then any Performance Shares that are determined to have been earned by Awardee in accordance with Exhibit A shall, to the extent not previously delivered to Awardee, vest and be delivered to Awardee (or Awardee’s estate, as applicable) within 10 days following the date of such termination of employment.
4.Termination of Service. Except as otherwise provided in Section 3 above, upon termination of the Awardee’s employment with the Company and its subsidiaries, this Award shall terminate and all of Awardee’s rights to receive Performance Shares and dividend equivalents otherwise credited pursuant to Section 6 below shall be forfeited immediately.
5.Change in Control.
(a)    Prior to Determination of Performance. In the event that a Change in Control occurs prior to a Determination and Awardee is employed by the Company or any of its subsidiaries on the date of the Change in Control, then the Adjusted EPS performance target in Exhibit A shall be deemed to have been achieved at target and the Company’s relative Total Stockholder Return shall be deemed to have been achieved at the 100% level in Exhibit A, and, therefore, the Target Number of Performance Shares shall immediately vest and be delivered to the Awardee immediately prior to the date of the Change in Control, provided that if the Change in Control occurs on or prior to the date on which 50% of the Performance Period has elapsed, only 50% of the Target Number of Performance Shares (as set forth in Exhibit A) shall immediately vest and be delivered to the Awardee immediately prior to the date of the Change in Control.
(b)    After Determination of Performance. In the event that a Change in Control occurs after a Determination and Awardee is employed by the Company or any of its subsidiaries on the date of the Change in Control, then the number of Performance Shares determined to have been earned shall vest and be delivered to the Awardee immediately prior to the date of the Change in Control.

6.Dividend Equivalents. The Company shall credit the Awardee in respect of each Performance Share (and each Dividend Equivalent Share (or fraction thereof)) subject to this Award with dividend equivalents in the form of a number of shares of Common Stock (including any fractional shares) (the “Dividend Equivalent Shares”) equal to (i) the amount of each dividend (including extraordinary dividends if so determined by the Committee) declared to other stockholders of the Company in respect of one share of Common Stock divided by (ii) the Fair Market Value of a share of Common Stock on the payment date for the applicable dividend. On the date that Performance Shares are delivered to the Awardee hereunder (whether pursuant to Sections 1, 3 or 5), the Dividend Equivalent Shares in respect of the aggregate number of delivered Performance Shares shall also be delivered to the Awardee, with the aggregate number of such Dividend Equivalent Shares being rounded down to the nearest whole share (but, in any event, no fewer than one share). No dividend equivalents shall be accrued for the benefit of the Awardee with respect to record dates occurring prior to the Award Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee’s rights to receive Performance Shares are forfeited.
7.Transfer Restrictions. Prior to delivery of any Common Stock with respect to the Performance Shares or the Dividend Equivalent Shares, the Awardee shall not be deemed to have any ownership or stockholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) this Award, or any of the Performance Shares or any of the Dividend Equivalent Shares prior to delivery thereof.
8.Changes in Capitalization. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment to this Award is determined by the Committee in its sole discretion to be necessary or appropriate, then this Award shall be adjusted in such manner as the Committee may deem equitable in accordance with Section 12 of the Plan.
9.Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver the Performance Shares (or Dividend Equivalent Shares) or any certificates evidencing such shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.Withholding Taxes. Awardee shall be required to pay to the Company or its subsidiary, and the Company or its subsidiary shall have the right (but not the obligation) and is hereby authorized to withhold from amounts payable and/or property deliverable to the Awardee, the amount of any required withholding taxes in respect of the Performance Shares and the Dividend Equivalent Shares, or any other payment or transfer under the Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.
11.Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and, subject to Section 10 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.
12.Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Awardee, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Awardee otherwise has engaged in or engages in any activity referred to in the preceding sentence, as determined by the Committee in its sole discretion, this Awardee will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of this Award, the sale or other transfer of this Award, or the sale of shares of Common Stock acquired in respect of this Award, and must promptly repay such amounts to the Company. If the Awardee receives any amount in excess of what the Awardee should have received under the terms of this Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Awardee shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award and this Agreement). In the event that this Section 12 and/or such written policy is deemed to be unenforceable, then the award of Performance Shares shall be deemed to be unenforceable due to the lack of adequate consideration.

13.Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company or its subsidiaries.
14.Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company.
15.Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.
16.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement and the Award made hereby shall be subject to the terms of the Plan. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall control.
17.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Company. Any attempted assignment in violation of this Section shall be null and void.
18.Amendment. This Agreement may be amended or modified only as provided in Section 14 of the Plan or by a written instrument executed by both the Company and the Awardee.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.
THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	Name: Title:
AWARDEE

By:	Name:

Exhibit A

(a)    Awardee’s Name: ______________________________
(b)    Award Date: May 5, 2014

(c)	Performance Period: the three (3) fiscal years of the Company commencing on February 2, 2014 and ending on January 28, 2017 (“Fiscal Years 2014-2016”)
(d)    Target Number of Performance Shares available to be earned: ______
(e)    Maximum Number of Performance Shares available to be earned: ______

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(f)    Performance Requirements:

(1)
Subject to the terms and conditions set forth in the Performance-Based Restricted Stock Unit Award Agreement, and subject to subsection (f)(2) below, the Awardee shall earn such number of Performance Shares, ranging from zero to the Maximum Number of Performance Shares available to be earned set forth above, as follows:

Sum of Adjusted EPS Per Share for Fiscal Years 2014-2016	Percentage of the Target Number of Performance Shares Available to be Earned
$10.88 or Greater	200%
$10.79	190%
$10.70	180%
$10.61	170%
$10.52	160%
$10.43	150%
$10.16	140%
$9.89	130%
$9.62	120%
$9.35	110%
$9.08	100%
$8.95	90%
$8.81	80%
$8.67	70%
$8.54	60%
$8.40	50%
$8.27	40%
$8.13	30%
$7.99	20%
$7.86	10%
$7.72 or less	0

(2)	The number of Performance Shares otherwise earned as determined pursuant to the table set forth in subsection (f)(1) above shall be adjusted (up, down or not at all) by reference to the following:

Company Total Stockholder Return Ranking for Fiscal Years 2014-2016 Compared to the Total Stockholder Return of the Companies in the Company’s Peer Group for the Same Period	Awardee will Receive the Following Percentage of Performance Shares Otherwise Earned Based on the Adjusted EPS Achieved
13th – 15th	50%
10th – 12th	75%
7th – 9th	100%
4th – 6th	125%
1st – 3rd	150%

The companies comprising the Company’s Peer Group may be changed from time to time by the Committee during the Performance Period, including due to mergers, acquisitions, dissolutions and other industry conditions. Any such changes will result in appropriate adjustments by the Company in the above rankings and/or the associated percentages in order to account for such changes.

(g)    Definitions:
“Adjusted EPS” shall mean the Company’s cumulative earnings per share for Fiscal Years 2014-2016, adjusted to exclude one time or unusual items, including any effect of a change in accounting principles. The 100% target of $9.08 per share set forth in the table in subsection (f)(1) above is based on the Company’s operating plan, which you participated in developing. The amounts of Adjusted EPS set forth in such table exclude those items that the Company excludes when it reports its “non-GAAP” adjusted EPS and they also exclude any effect of a change in accounting principles.
“Peer Group” shall mean Aéropostale, Inc., American Eagle Outfitters, Inc., ANN INC., Ascena Retail Group, Inc., The Buckle, Inc., Carter’s, Inc., Chico’s FAS, Inc., DSW, Inc., Express, Inc., The Finish Line, Inc., Kate Spade & Company (formerly Fifth & Pacific Companies, Inc.), G-III Apparel Group, Ltd., Jos. A. Bank Clothiers, Inc. and Stage Stores, Inc. for so long as they remain a member of the Company’s peer group as determined by the Committee.
”Total Stockholder Return” shall be based on the trailing 20-trading day average closing stock prices of the Company and the companies in the Peer Group measured as of the first and last business days of the Performance Period and including any dividends actually paid as if such dividends were invested in the common stock of the Company or the applicable company in the Peer Group, as the case may be, and shall be proportionately adjusted for stock splits, reorganizations or similar transactions occurring during the Performance Period.

___ (Awardee Initials)
___ (Company Representative)

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